EXHIBIT 4.2

                                 BY-LAW NO. 1A

                             A BY-LAW TO REGULATE

                          THE BUSINESS AND AFFAIRS OF


                               AT&T CANADA INC.
                              (the "Corporation")

                                   ARTICLE 1
                                INTERPRETATION

1.1  DEFINITIONS

In this By-law:

          (a) "Act" means the Canada Business Corporations Act or any statute that may be substituted therefor, including the regulations thereunder, as amended from time to time;

          (b) "articles" means the articles of the Corporation, as defined in the Act, and includes any amendments thereto;

          (c)  "board" means the board of directors of the Corporation;

          (d) "by-laws" means the by-laws of the Corporation in force from time to time (as amended or restated);

          (e) "director" means a person duly elected or appointed as a director of the Corporation;

          (f) "meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders;

          (g) "non-business day" means a Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

          (h) "officer" means a person duly appointed as an officer of the Corporation by the board;

          (i) "person" includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

          (j) "Regulation" means the Canada Business Corporations Regulation (SOR/2001-512).

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1.2  INTERPRETATION

In this By-law:

          (a) words importing the singular number also include the plural and vice-versa; and

          (b) all words used in this By-law and defined in the Act but not otherwise defined herein shall have the meanings given to such words in the Act.

                                   ARTICLE 2
                               GENERAL BUSINESS

2.1  REGISTERED OFFICE

The registered office of the Corporation shall be in the province within Canada specified in the articles and at such place and address therein as the board may from time to time determine.

2.2  SEAL

The Corporation may have a seal which shall be adopted and may be changed by the board.

2.3  FINANCIAL YEAR

The financial year end of the Corporation shall be as determined by the board.

2.4  EXECUTION OF INSTRUMENTS

The board may from time to time determine the officers or other persons by whom any particular document or instrument or class of documents or instruments of the Corporation shall be executed and the manner of execution thereof, including the use of facsimile reproductions of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.

Notwithstanding the foregoing, any officer or director may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf with respect to any factual matters relating to the Corporation's business and affairs, including certificates verifying copies of the articles or by-laws of the Corporation or resolutions and minutes of meetings of the directors or shareholders of the Corporation or any committee of the board.

2.5  EXECUTION IN COUNTERPART

Any instrument or document required or permitted to be executed by more than one person may be executed in separate counterparts, each of which when duly executed by such persons shall be an original and all of which, when taken together, shall constitute one and the same instrument or document.

2.6  BANKING ARRANGEMENTS

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank or banks, trust companies or other firms or bodies corporate as the board may designate, appoint or authorize from time to time and all such banking business, or


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any part thereof, shall be transacted on the Corporation's behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.

                                   ARTICLE 3
                                   BORROWING

3.1  BORROWING

Without limit to the powers of the board as provided in the Act, but subject to any restrictions set out in the articles or by-laws, the board may from time to time on behalf of the Corporation:

     (a)  borrow money upon the credit of the Corporation;

     (b) issue, reissue, sell, or pledge or hypothecate debt obligations of the
          Corporation;

     (c) to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.2  DELEGATION

Subject to the Act and the articles, the board may from time to time delegate to a director, a committee of directors or an officer all or any of the powers referred to in section 3.1 to such extent and in such manner as the board shall determine at the time of each such delegation.

                                   ARTICLE 4
                                   DIRECTORS

4.1  DUTIES OF DIRECTORS

The board shall manage or supervise the management of the business and affairs of the Corporation.

4.2  NUMBER OF DIRECTORS AND QUORUM

Until changed in accordance with the Act, the board shall consist of the number of directors specified in and elected in accordance with the articles and, subject to the Act, a quorum for the transaction of business at any meeting of the directors shall require: (i) a majority of the directors required by the articles and (ii) the directors elected by or appointed on behalf of the holders of Class A Voting Shares shall represent not less than 50% of the directors present at such meeting.

4.3  ELECTION

Subject to the articles, the shareholders of the Corporation shall elect at each annual meeting at which an election of directors is required, directors to hold office for a term expiring not later


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than the close of the third annual meeting of shareholders following such election. If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected.

4.4  PLACE OF MEETINGS

Meetings of the board may be held at the registered office of the Corporation, or at any other place within or outside Canada.

4.5  ACTION IN WRITING

Subject to the Act, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors, is as valid as if it had been passed at a meeting of directors.

4.6  CALLING OF MEETINGS

Subject to section 4.7, meetings of the board shall be held from time to time at such place, on such day and at such time as the board, the chairperson of the board or any two directors may determine.

4.7  NOTICE OF MEETINGS

Written notice of the time and place of each meeting of the board shall be given to each director at least 48 hours before the meeting provided, however, that if such meeting will be held outside of Canada, each director shall receive notice of such meeting at least five days before the meeting. Subject to the Act, a notice of meeting of the board need not specify the business to be transacted at the meeting.

4.8  FIRST MEETING OF BOARD

Provided a quorum of directors is present, the board may without notice hold a meeting forthwith following any meeting of shareholders at which directors were elected.

4.9  CHAIRPERSON AND SECRETARY

The chairperson of the board or, in the chairperson's absence, the chief executive officer shall be chairperson of any meeting of the board. If neither of these officers are present, the directors present shall choose one of their number to be chairperson. The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation is absent, the chairperson of the meeting shall appoint a person (who need not be a director) to act as secretary of the meeting.

4.10 VOTES TO GOVERN

Subject to the articles, at all meetings of the board any question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the chairperson of the meeting shall not be entitled to a second or casting vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is demanded.


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4.11 ELECTRONIC VOTING

Subject to the Act, a director participating in a meeting of directors or of a committee of all the directors by means of a telephonic, electronic or other communication facility may vote by means of such facility.

4.12 CONFLICT OF INTEREST

Subject to the Act, no director or officer shall be disqualified by virtue of his or her office from entering into or being interested in any manner in any contract or transaction made with the Corporation and no such contract or transaction shall be invalid, nor shall any director or officer be accountable to the Corporation or its shareholders for any profit realized from such contract or transaction, because of the director's or officer's interest in the contract or transaction or because the director was present or was counted to determine whether a quorum existed at the meeting of directors or committee of directors that considered the contract or transaction.

                                   ARTICLE 5
                                  COMMITTEES

5.1  AUDIT COMMITTEE

The directors shall appoint from among their number an audit committee to be composed of not less than three directors of the Corporation, none of whom are officers of the Corporation or any affiliate of the Corporation. The audit committee shall have the duties provided in the Act and such other duties as may be delegated by the board.

5.2  OTHER COMMITTEES

The board may designate and appoint additional committees of directors and, subject to the limitations prescribed by the Act, the articles or the by-laws, may delegate to such committees any of the powers of the board.

5.3      PROCEDURE

Subject to the Act and unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure. Notwithstanding the foregoing, a quorum for any meeting of a committee shall require not less than 50% of the committee members present to be directors elected by or appointed on behalf of the holders of Class A Voting Shares.

                                   ARTICLE 6
                                   OFFICERS

6.1  APPOINTMENT OF OFFICERS

The board may from time to time designate the offices of the Corporation, appoint persons of full capacity to such offices, specify their duties and, subject to any limitations prescribed in the Act and to the limitations set out in the articles, may delegate to them powers to manage the business and affairs of the Corporation.

6.2  CHAIRPERSON OF THE BOARD

Until December 31, 2004, the chairperson of the board shall be selected by the board from the five directors elected by the holders of the Class A Voting Shares in accordance with the Articles. The chairperson will not be an officer or employee of the Corporation or any of its affiliates and will be independent of the management of the Corporation and its affiliates. Until the earlier of such time as the holders of Class B Limited Voting Shares are entitled (as a class) to nominate and elect fewer than four directors in accordance with the articles or December 31, 2004, the chairperson may only be replaced or removed with the approval of not less than seven of the directors including at least four directors elected or appointed by the holders of Class A Voting Shares.

                                  ARTICLE 7
                     PROTECTION OF DIRECTORS AND OFFICERS

7.1  INDEMNITY OF DIRECTORS AND OFFICERS

     (a) The Corporation shall indemnify each of the directors and officers of the Corporation, any former director or officer of the Corporation and any other individual who acts or acted at the Corporation's request as a director or officer and any other individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director, officer or other individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the director, officer or other individual is involved because of that association with the Corporation or other entity.

     (b) The Corporation shall advance moneys to any such director, officer or other individual for the costs, charges and expenses of any proceeding referred to in (a), provided such individual agrees in advance, in writing, to repay those moneys if the individual does not fulfill the conditions of paragraph (c).

     (c) The Corporation shall not indemnify a director, officer or other individual under paragraph (a) unless the director, officer or other individual:

          (i) acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the director, officer or other individual acted as a director or officer or in a similar capacity at the Corporation's request, as the case may be; and

          (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director, officer or other individual had reasonable grounds for believing that his or her conduct was lawful.

     (d) The Corporation shall seek the approval of the appropriate court to indemnify any director, officer or other individual referred to in paragraph (a), or advance monies under paragraph (b) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such director, officer or other individual is made a party because of the association of


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          such director, officer or other individual with the Corporation or other entity as described in paragraph (a), and shall, if such approval is obtained, indemnify the director, officer or other individual against all costs, charges and expenses reasonably incurred by such director, officer or other individual in connection with such action, if the director, officer or other individual fulfills the conditions set out in paragraph (c).

     (e)  Any director, officer or other individual referred to in paragraph
          (a) is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by such director, officer or other individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which such director, officer or other individual is subject because of the association of such director, officer or other individual with the Corporation or other entity as described in paragraph (a), if such director, officer or other individual seeking indemnity:

          (i) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such director, officer or other individual ought to have done; and

          (ii) fulfills the conditions set out in paragraph (c).

7.2  INSURANCE

The Corporation shall purchase and maintain insurance for the benefit of each director, officer or other individual referred to in section 7.1 against any liability incurred by such director, officer or other individual:

     (a) in that person's capacity as a director or officer of the Corporation; or

     (b) in that person's capacity as a director or officer, or similar capacity, of another entity, if the person acts or acted in that capacity at the Corporation's request.

7.3  INDEMNIFICATION OF OTHERS

Subject to the Act, the Corporation may indemnify such persons, other than those referred to in section 7.1, as the directors may determine on such basis as the directors may determine or on the same basis as that upon which the persons referred to in section 7.1 may be indemnified.

7.4  NO LIABILITY OF DIRECTORS FOR CERTAIN ACTS

No director or officer shall be liable for:

     (a) the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation;

     (b) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be loaned out or invested;


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     (c)  any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited;

     (d) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; or

     (e) any other loss, damage or misfortune whatever that may happen in the execution of the duties of the director's or officer's respective office or in relation thereto,

unless the same shall happen by or through the director's or officer's failure to act honestly and in good faith with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.5  INDEMNITIES NOT EXCLUSIVE

The provisions of this Article 7 shall be in addition to and not in substitution for or derogation from any rights to which any person referred to herein may otherwise be entitled.

                                  ARTICLE 8
                           MEETINGS OF SHAREHOLDERS

8.1  ANNUAL AND SPECIAL MEETINGS

Subject to the Act, the annual meeting of shareholders shall be held on such day and at such time in each year as the board, or the chairperson of the board, or the chief executive officer in the absence of the chairperson of the board, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting. The board may at any time call a special meeting of shareholders and, for greater certainty, annual and special business may be considered and transacted at the same meeting.

8.2  PLACE OF MEETINGS

Subject to the Act, meetings of shareholders shall be held at such place within Canada as the directors shall determine or at such place outside Canada as may be specified in the articles or agreed to by all of the shareholders entitled to vote at the meeting. A shareholder who attends a meeting held outside Canada is deemed to have so agreed except when such shareholder attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

8.3  NOTICE OF MEETINGS

Subject to the Act, notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days nor more than sixty (60) days before the meeting to each shareholder entitled to notice of and/or to vote at the meeting, to each director and to the auditor of the Corporation.


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8.4  PARTICIPATION IN MEETING BY ELECTRONIC MEANS

Subject to the Act and the consent of the directors expressed by way of resolution passed at the time the meeting is called, any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means shall be deemed to be present at the meeting.

8.5  ELECTRONIC MEETINGS

Subject to the Act and the consent of the directors expressed by way of resolution passed at the time the meeting is called, if the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.6  CHAIRPERSON AND SECRETARY

The chairperson of the board or, in the absence of the chairperson, the chief executive officer or, in the absence of the chief executive officer, a vice-president shall be chairperson of any meeting of shareholders and, if none of the said officers be present within fifteen (15) minutes after the time appointed for holding the meeting, the shareholders present and entitled to vote shall choose a chairperson from amongst themselves. The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation be absent, the chairperson of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

8.7  PERSONS ENTITLED TO BE PRESENT

The only persons entitled to be present at a meeting of shareholders shall be those persons entitled to cast one or more votes thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

8.8  Quorum

The quorum for the transaction of business at any meeting of shareholders shall be two persons present in person or by proxy holding at least 33 1/3% of the shares entitled to vote at the meeting.

8.9  Shareholder Representatives

A body corporate or association that is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing


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body and such individual may exercise on behalf of the body corporate or association that such individual represents all the powers it could exercise if it were an individual shareholder.

8.10 PROXIES

Votes at meetings of shareholders may be given either personally or by proxy.

8.11 TIME FOR DEPOSIT OF PROXIES

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, exclusive of non-business days, before which time proxies to be used at such meeting must be deposited with the Corporation or its agent. If such a time is set, it can be waived by the chairperson in the chairperson's sole discretion.

8.12 RESOLUTION IN LIEU OF MEETING

Except where a written statement is submitted by a director or by an auditor in accordance with the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

8.13 Voting by Show of Hand

Subject to any legal requirement respecting the conduct of a ballot, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot is required or demanded by a shareholder or proxyholder entitled to vote at the meeting. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution.

8.14 BALLOTS

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares that each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the question.

8.15 Casting Vote

In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairperson of the meeting shall not be entitled to a second or casting vote.


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8.16 ELECTRONIC VOTING

Subject to the Act and with the consent of the directors expressed by way of resolution passed at the time the meeting is called,

     (a) any person participating in a meeting of shareholders by telephonic, electronic, or other communication facility in accordance with article 8.4 and entitled to vote at the meeting may vote by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose; and

     (b) any vote at a meeting of shareholders may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility.

                                  ARTICLE 9
                              SHARES/SECURITIES

9.1  ISSUANCE

Subject to the Act and the articles, the board may from time to time issue or grant options or other rights to purchase authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid.

9.2  SECURITIES RECORDS

The Corporation shall maintain (or cause to be maintained by an agent appointed pursuant to section 9.3) a register of shares and other securities in which it records the shares and other securities issued by it in registered form, showing with respect to each class or series of shares and other securities:

     (a) the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

     (b)  the number of shares or other securities held by each holder; and

     (c) the date and particulars of the issue and transfer of each share or other security.

9.3  TRANSFER AGENTS AND REGISTRARS

The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers. One person may be appointed both registrar and transfer agent and the board may at any time terminate any such appointment.


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9.4  NON-RECOGNITION OF TRUSTS

Subject to the Act, the Corporation may treat the registered owner of a security, as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect thereof and otherwise to exercise all the rights and powers of an owner of a security.

9.5  SECURITY CERTIFICATES

Security certificates evidencing securities of the Corporation shall be signed by at least one of the following persons:

     (a)  a director or officer of the Corporation;

     (b) a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf; or

     (c)  a trustee who certifies it in accordance with a trust indenture.

Signatures may be printed or otherwise mechanically reproduced on the security certificates and every such signature shall for all purposes be deemed to be the signature of the person whose signature is so reproduced and shall be binding upon the Corporation. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate is as valid as if the person were a director or an officer at the date of its issue.

                                  ARTICLE 10
                         CONSTRAINED SHARE PROVISIONS

10.1 CONSTRAINED CLASS

For the purpose of this Article 10, "Constrained Class" means: (i) any person or persons who are not Canadians within the meaning of Part 9 of the Regulations dealing with constrained share corporations; and (ii) any person or persons, where the issue or transfer of shares to any such person or persons will affect the ability of the Corporation or any of its affiliates or associates to qualify under any applicable laws of Canada or a province prescribed pursuant to paragraph 87(1)(a) of the Regulation (including, for greater certainty the Telecommunications Act (Canada) and the regulations thereunder, as amended from time to time, (collectively hereinafter referred to as the "Telecom Act")) (a "Prescribed Law") in order to obtain, maintain, amend or renew a licence necessary to carry on any business that the Corporation or any of its affiliates is currently engaged in or proposes to engage in.

10.2 DETERMINATION OF OWNERSHIP OF CONSTRAINED SHARES

For the purpose of determining whether the direct or indirect beneficial owner of a share or shares in the capital of the Corporation to be issued or in respect of which registration of a transfer is requested is a member of the Constrained Class, the directors and/or the officers of the Corporation may require that there shall first be submitted to the Corporation, and/or the transfer agent or agents of the Corporation, a declaration in writing signed by the person in whose name


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the share or shares is or are to be issued or into whose name the share or shares is or are to be transferred setting out the following information:

     (a) whether the transferee is the beneficial owner of the share or shares or whether he or she holds them for a beneficial owner;

     (b)  the name and address of the beneficial owner of the share or shares;

     (c) whether the beneficial owner is an associate of any other shareholder or beneficial owner of shares of the Corporation;

     (d) if either the transferee or the beneficial owner is a corporation, whether such corporation is effectively owned or controlled directly or indirectly by or on behalf of citizens or subjects of a country other than Canada, whether through the holding of shares of such corporation or any other corporation or through the holding of a significant portion of the outstanding debt of such corporation or in any other manner whatsoever;

     (e)  whether the transferee or beneficial owner is a Canadian citizen;
          and

     (f) such other information as the directors may from time to time require to enable them to determine whether the registration of any transfer or the issue of any share or shares of the corporation may adversely affect the status of the Corporation, or any affiliate or associate thereof, to obtain, maintain, amend or renew a licence pursuant to a Prescribed Law.

10.3 DIRECTOR'S REQUEST OF DECLARATION

The directors of the Corporation may:

     (a)  at any time when proxies are being solicited from shareholders; or

     (b) at any time when, in the opinion of the directors, the status of the Corporation, or any affiliate or associate thereof, as a corporation eligible to obtain, maintain, amend or renew a licence pursuant to a Prescribed Law is, may be or may become adversely affected, require any shareholder of the Corporation to submit a written declaration, in the form outlined in section 10.2 above, to the Corporation, or to an agent acting on behalf of the Corporation (if any), containing all or any part of the information specified in section 10.2 above as specified by the directors of the Corporation.

10.4 Requirement that Declaration conform to Canada Evidence Act

The directors of the Corporation may require any declaration requested for the purposes set out above to be in the form of a statutory declaration under the Canada Evidence Act, which shall be deemed to include any affidavit, declaration, acknowledgment or statement under oath or affirmation as to which the directors are satisfied that, under the laws of the place in which the same was sworn or made, the same is substantially similar in effect to a statutory declaration made under the Canada Evidence Act.


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                                     -14-

10.5 DIRECTORS' DISCRETION

Where the directors have required a declaration as provided in sections 10.2,
10.3 and 10.4 above to be submitted in respect of the transfer of or subscription for or issue of any share or shares, the directors may refuse to allow such transfer to be made or recorded in the register of the Corporation or to accept such subscription or to issue the share or shares until such declaration has been submitted to them or to an agent acting on behalf of the Corporation.

10.6 FORM OF CERTIFICATE FOR CONSTRAINED SHARES

Every certificate representing shares or warrants or other rights to purchase shares of the Corporation shall conspicuously bear upon its face the words "This Corporation is a constrained share corporation. See details on [back/page __] of this certificate" and will contain in a prominent location which may be on the back of the certificate the following or similar wording:

                       "Constrained Share Provisions"

          The Corporation is a "constrained share corporation" to ensure that the Corporation, or any of its affiliates or associates, is eligible to operate, or to obtain any licences that it may need, pursuant to applicable provisions of the Telecommunications Act (Canada) and the regulations enacted thereunder and of any other statutes, regulations, rules, orders, directions or instruments that impose similar requirements in relation to Canadian ownership. The directors of the Corporation shall refuse to allow a transfer of a share of the Corporation to be made or recorded in the register of the Corporation and shall not issue or accept a subscription for shares of the Corporation, if the result of allowing such transfer or issuing or accepting such subscription would be that the number of shares held by or for the benefit of the member or members of the "Constrained Class" would exceed the total number of voting shares of the Corporation that may be held by one or more member(s) of the Constrained Class.

                                  ARTICLE 11
                                   DIVIDENDS

11.1 DIVIDENDS

Subject to the Act and the articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.2 DIVIDEND CHEQUES

A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder's address recorded in the Corporation's securities register, unless in each case such holder


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                                     -15-

otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the address of the first of the joint holders recorded in the securities register of the Corporation. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

11.3 NON-RECEIPT OF CHEQUES

In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.4 UNCLAIMED DIVIDENDS

Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                  ARTICLE 12
                                 MISCELLANEOUS

12.1 WAIVER OF NOTICE

Any shareholder (or such shareholder's duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the provision or receipt of any notice or document, or waive or abridge the time for any notice or document, required to be provided to such person under any provision of the Act, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the provision or in the timing or receipt of such notice or document, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board, which may be given in any manner. Attendance of a director at a meeting of directors or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.2 OMISSIONS AND ERRORS

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

12.3 INVALIDITY

The invalidity or unenforceability of any provision of this By-law shall not affect the validity or enforceability of the remaining provisions of this By-law.

12.4 EFFECTIVE DATE

This By-law shall come into force on April 1, 2003.

12.5 REPEAL OF BY-LAWS NO. 1 AND NO. 2

Upon this By-law coming into force, By-laws No.1 and No. 2 of the Corporation are repealed. However, such repeal shall not affect the previous operation of such by-law or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to such by-law prior to repeal. All officers and persons acting under such repealed by-law shall continue to act as if appointed under the provisions of this By-law and all resolutions of the shareholders or board with continuing effect passed under such repealed by-law shall continue good and valid, until amended or repealed, except to the extent inconsistent with this By-law.